EXHIBIT 99.1
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BMCA                                                   NEWS
Building Materials                 1361 Alps Road, Wayne, NJ 07470  973 628-3000
Corp. of America
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FOR IMMEDIATE RELEASE

FOR MORE INFORMATION, CONTACT BUILDING MATERIALS CORPORATION OF AMERICA AT 973-317-5960


             BMCA COMMENCES TENDER OFFER TO PURCHASE ALL OUTSTANDING
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             SHARES OF COMMON STOCK OF ELKCORP AT $40.00 PER SHARE
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December 20, 2006 - Building Materials Corporation of America ("BMCA"), North
America's largest roofing manufacturer, which operates under the name GAF Materials Corporation, today commenced a tender offer to purchase all the outstanding shares of common stock of ElkCorp, par value $1.00 per share, at a price of $40.00 per share. The tender offer is scheduled to expire at 5:00 p.m., New York City time, on January 23, 2007.

The tender offer materials are also being filed today with the SEC. The complete terms and conditions of the offer are set forth in the Offer to Purchase, copies of which can be obtained by contacting the information agent, D.F. King & Co., Inc. at (888) 628-9011. The Bank of New York is acting as the depositary. Willkie Farr & Gallagher LLP is acting as legal advisor to BMCA.


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BMCA INFORMATION
Building Materials Corporation of America, which operates under the name of GAF Materials Corporation, is an indirect subsidiary of G-I Holdings Inc. With annual sales in 2005 approximating $2.0 billion, BMCA is North America's largest manufacturer of residential and commercial roofing products and specialty building products.

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THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN
OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL SHARES OF ELKCORP COMMON STOCK. THE TENDER OFFER IS BEING MADE ONLY PURSUANT TO THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS THAT BMCA WILL SHORTLY BE DISTRIBUTING TO ELKCORP'S STOCKHOLDERS AND HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS SHOULD READ CAREFULLY THE OFFER TO PURCHASE,

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LETTER OF TRANSMITTAL AND RELATED MATERIALS BECAUSE THEY CONTAIN IMPORTANT
INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE TENDER OFFER. STOCKHOLDERS MAY OBTAIN A FREE COPY OF THE TENDER OFFER STATEMENT ON SCHEDULE TO, THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND OTHER DOCUMENTS THAT BMCA HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE COMMISSION'S WEBSITE AT WWW.SEC.GOV. STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER.

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FORWARD-LOOKING STATEMENTS

This release contains some forward-looking statements as defined by the federal securities laws which are based on our current expectations and assumptions, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, projected or implied. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.











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